COMMODITY FUTURES CUSTOMER AGREEMENT

This Commodity Futures Customer Agreement (“Agreement”) between Morgan Stanley & Co. Incorporated (“Morgan Stanley”) and the customer named below (“Customer”) shall govern the purchase and sale by Morgan Stanley of commodity futures contracts, options thereon, and interests therein including, without limitation, exchange for physical transactions, exchange for swap transactions and block trades and to the extent not governed by any other agreement between the parties, commodities delivered as a result of the settlement thereof (collectively, “Contracts”) for the account and risk of Customer through one or more accounts, including reactivated accounts, carried by Morgan Stanley on behalf and in the name of Customer (collectively, the “Account”).

1.	Applicable Law. The Account and all Contracts, transactions and agreements in respect of the Account shall be subject to all applicable Federal, state, exchange, clearing house and self-regulatory organization rules, regulations and interpretations and custom and usage of the trade. All such rules, regulations, interpretations, custom and usage, as in effect from time to time, are hereinafter collectively referred to as “Applicable Law.”

2.	Customer’s Representations and Warranties. At the time of entering into this Agreement and again upon the entry into any Contracts or transactions under this Agreement, Customer represents and warrants that (a) Customer has full right, power and authority to enter into this Agreement, and the person executing this Agreement on behalf of Customer is authorized to do so; (b) this Agreement is binding on Customer and enforceable against Customer in accordance with its terms; (c) Customer may lawfully establish and open the Account for the purpose of effecting purchases and sales of Contracts through Morgan Stanley; (d) transactions entered into pursuant to this Agreement will not violate any Applicable Law to which Customer is subject or any agreement to which Customer is subject or a party; (e) all of Customer’s information in the Account Application preceding this Agreement (which Application and the information contained therein hereby is incorporated into this Agreement) is true and correct and Customer shall promptly (and in no event later than within one business day) notify Morgan Stanley of any change in such information; and (f) Customer has made no changes to this form of Agreement, or any other form of agreement, authorization, tax form or other document relating to this Agreement or the Account(s), provided by Morgan Stanley, unless Morgan Stanley agrees otherwise in writing.

3.	Payment Obligations Of Customer. Customer shall pay Morgan Stanley upon demand (a) all brokerage charges, give-up fees, commissions and service fees as Morgan Stanley and Customer may from time to time agree ; (b) all exchange, clearing house, National Futures Association (“NFA”) or clearing member fees or charges; (c) any tax imposed on such transactions by any competent taxing authority; (d) the amount of any trading losses in the Account; (e) any debit balance or deficiency in the Account; (f) interest on any debit balances or deficiencies in the Account, at the overnight rate customarily charged by Morgan Stanley, together with costs and reasonable attorneys’ fees incurred in collecting any such debit balance or deficiency; and (g) any other amounts owed by Customer to Morgan Stanley with respect to the Account or any transactions therein.

4.	Customer’s Events Of Default: Morgan Stanley’s Remedies.

(a)	Events of Default. As used herein, each of the following shall be deemed an “Event of Default”: (i) the commencement of a case under any Federal or state bankruptcy, insolvency or reorganization law, or the filing of a petition for the appointment of a receiver by or against Customer, an assignment made by Customer for the benefit of creditors, an admission in writing by Customer that it is insolvent or is unable to pay its debts when they mature, or the suspension by the Customer of its usual business or any material portion thereof; (ii) the issuance of any warrant or order of attachment against the Account or the levy of a judgment against the Account; (iii) if Customer is an employee benefit plan, the termination of Customer or the filing by Customer of a notice of intent to terminate with a governmental agency or body, or the receipt of a notice of intent to terminate Customer from a governmental agency or body, or the inability of Customer to pay benefits under the relevant employment benefit plan when due; (iv) the failure by Customer to deposit or maintain margins, to pay required premiums, or to make payments required by Section 3 hereof; (v) if Morgan Stanley determines that any material representation or warranty made by Customer to Morgan Stanley is untrue or inaccurate; (vi) the failure by Customer to perform, in any material respect, its obligations hereunder.

(b)	Remedies. Upon the occurrence of an Event of Default or in the event Morgan Stanley, in its commercially reasonable discretion, considers it necessary for its protection, Morgan Stanley shall have the right, in addition to any other remedy available to Morgan Stanley at law or in equity, to liquidate any or all open Contracts held in or for the Account (including without limitation, through the use of exchange for physical transactions, exchange for swaps transactions, block trades or any other means), sell any or all of the securities or other property of Customer held by Morgan Stanley and to apply the proceeds thereof to any amounts owed by Customer to Morgan Stanley, borrow or buy any options, securities, Contracts or other property for the Account and cancel any unfilled orders for the purchase or sale of Contracts for the Account, or take such other or further actions Morgan Stanley, in its commercially reasonable discretion, deems necessary or appropriate for its protection, all without demand for margin and without notice or advertisement. Any such action may be made at the discretion of Morgan Stanley in any commercially reasonable manner. In the event Morgan Stanley’s position would not be jeopardized thereby, Morgan Stanley will make commercially reasonable efforts under the circumstances to notify Customer prior to taking any such action. A prior demand or margin call of any kind from Morgan Stanley or prior notice from Morgan Stanley shall not be considered a waiver of Morgan Stanley’s right to take any action without notice or demand. In the event Morgan Stanley exercises any remedies available to it under this Agreement, Customer shall reimburse, compensate and indemnify Morgan Stanley for any and all costs, losses, penalties, fines, taxes and damages that Morgan Stanley may incur, including reasonable attorneys’ fees incurred in connection with the exercise of its remedies and the recovery of any such costs, losses, penalties, fines, taxes and damages.

(i)	Notwithstanding anything to the contrary in this Agreement and subject to Applicable Law, Morgan Stanley agrees that it will not exercise its rights or remedies under this Section 4(b) in the event of Customer’s default under any of Sections 4(a)(iv), 4(a)(v) and 4(a)(vi) above, unless the following occurs: (a) Morgan Stanley has provided the Customer with notice of such default; (b) in the event of a default under Section 4(a)(iv), immediately after Customer has received notice of such default, Customer has given Morgan Stanley assurance (i) sufficient to satisfy the requirements of New York Mercantile Exchange Rule 4.01 as amended, Chicago Board of Trade Rule 430.0 as amended, or any similar requirement of Applicable Law, and (ii) that such default is not due to Customer’s insolvency or other credit event and explains the cause of the default (c) in the event of a default under any of Sections 4(a)(iv), 4(a)(v) and 4(a)(vi), Customer has not cured such default within 24 hours after such notice was provided.

Notwithstanding the foregoing or anything to the contrary in this Agreement, if Customer avails itself of its right to cure a default under this Agreement more than three times during any three consecutive month period, this Section 4(b)(i) shall be automatically and immediately deemed deleted from this Agreement, but in all other respects this Agreement shall continue and remain in full force and effect.

5.

Limitation Of Liability. Neither Morgan Stanley nor its affiliates shall have any responsibility or liability to Customer hereunder (i) in connection with the performance or non-performance by any contract market, clearing house, clearing firm, electronic trading system, facility or service (collectively “Electronic Trading Systems”), or other third party (including, without limitation, floor brokers and banks) to Morgan Stanley of its obligations in respect of any Contract or other property of Customer except to the extent such performance or non-performance is caused by the misconduct or negligence of Morgan Stanley; (ii) as a result of any prediction, recommendation or advice made or given by a representative of Morgan Stanley whether or not made or given at the request of Customer; (iii) as a result of Morgan Stanley’s reliance on any instructions, notices and communications that it reasonably believes to be that of an individual authorized to act on behalf of Customer; (iv) as a result of any delay in the performance or non-performance of any of Morgan Stanley’s obligations hereunder directly or indirectly caused by the occurrence of any contingency beyond the control of Morgan Stanley including, but not limited to, the unscheduled closure of an exchange or contract market or delays in the transmission of orders due to breakdowns or failures of transmission or communication facilities, execution, and/or trading facilities or other systems (including, without limitation, any Electronic Trading System), it being understood that Morgan Stanley shall be excused from performance of its obligations hereunder for such period of time as is reasonably necessary after such occurrence to remedy the effects therefrom; (v) as a result of any action taken by or on behalf of Morgan Stanley or its floor brokers in compliance with Applicable Law; (vi) for any acts or omissions of those neither employed nor supervised by Morgan Stanley; or (vii) in connection with or arising out of any services provided under any electronic trading agreement (“Electronic Trading Services”) between Customer and Morgan Stanley except to the extent of misconduct or negligence of Morgan Stanley, its employees or those it supervises (the terms and conditions of which in their entirety are incorporated herein by reference). Further, with respect to any Electronic Trading Services Morgan Stanley expressly disclaims any representation or warranty whatsoever (a) with respect to accuracy, completeness or timeliness of such services, (b) that such services shall be uninterrupted or error free; and (c) including any implied warranties of title, non-infringement, merchantability or fitness for a particular purpose relating to such services. Morgan Stanley shall not be responsible for any loss, liability, damage or expense except to the extent that such loss, liability, damage or expense arises from its negligence or misconduct. In no event will Morgan Stanley or Customer be liable for consequential, incidental, punitive or special damages hereunder.

6.	General Agreements. The parties agree that:

(a)	Morgan Stanley’s Responsibility. Morgan Stanley is not acting as a fiduciary, foundation manager, commodity pool operator, commodity trading advisor or investment adviser in respect of any Account opened by Customer. Customer is acting for its own account and has made its own independent decisions to effect transactions in Contracts and as to whether each transaction is prudent or appropriate for it based on Customer’s own judgment and upon advice from such advisors as it has deemed necessary. Customer is solely responsible for any trading decisions including order routing decisions made by Customer. Morgan Stanley does not make any recommendation as to where such orders should be executed and does not undertake to notify Customer of price improvement opportunities or more advantageous execution quality at particular exchange venues. Morgan Stanley shall have no responsibility hereunder for compliance with any law or regulation governing the conduct of fiduciaries, foundation managers, commodity pool operators, commodity trading advisors or investment advisers.

(b)	Advice. All advice communicated by Morgan Stanley with respect to any Account opened or transactions effected by Customer hereunder is incidental to the conduct of Morgan Stanley’s business as a futures commission merchant and such advice will not serve as the primary basis for any decision made by or on behalf of Customer. Morgan Stanley shall have no discretionary authority, power or control over any decisions made by or on behalf of the Customer in respect of the Account, regardless of whether Customer relies on the advice of Morgan Stanley in making any such decision. Customer acknowledges that Morgan Stanley and its managing directors, officers, employees and affiliates may take or hold positions in, or advise other customers concerning, contracts that are the subject of advice from Morgan Stanley to Customer. The positions and advice of Morgan Stanley and its managing directors, officers, employees and affiliates may be inconsistent with or contrary to positions of, and the advice given by, Morgan Stanley to Customer.

(c)	Recording. Each party may, in its commercially reasonable discretion, record, on tape or otherwise, any telephone conversation between Morgan Stanley and Customer involving their respective officers, agents and employees, and each party hereby agrees and consents thereto.

(d)	Acceptance of Orders; Position Limits.

(i)	Morgan Stanley shall have the right to limit the size of open positions (net or gross) of Customer with respect to the Account at any time and to refuse acceptance of orders to establish new positions, whether such refusal or limitation is required by, or based on position limits imposed under, Applicable Law. Morgan Stanley shall promptly notify Customer of its rejection of any order. To the extent permitted by Applicable Law, Morgan Stanley is authorized to combine orders for Customer’s Account with orders for other customers. Unless specified by Customer, Morgan Stanley may designate the exchange or other markets (including, without limitation, an exchange’s electronic trading platform) on or through which it will attempt to execute orders.

(ii)	Customer shall file or cause to be filed all applications or reports required under Applicable Law with the CFTC or the relevant contract market or clearing house, and shall provide Morgan Stanley with a copy of such applications or reports and such other information as Morgan Stanley may reasonably request in connection therewith.

(e)	Original and Variation Margin; Premiums; Other Contract Obligations. Customer shall make, or cause to be made, all applicable original margin, variation margin, intra-day margin and premium payments, and perform all other obligations attendant to transactions or positions in such Contracts, as may be required by Applicable Law or by Morgan Stanley. Requests for margin deposits and/or premium payments may, at Morgan Stanley’s election, be communicated to Customer orally, telephonically or in writing. Customer margin deposits and/or premium payments shall be made by wire transfer to Morgan Stanley’s Customer Segregated Account or Secured Amount Account, as the case may be, and shall be in U.S. dollars unless Morgan Stanley agrees otherwise in writing.

(f)	Security Interest and Rights Respecting Collateral. Except to the extent proscribed by Applicable Law not subject to waiver, all Contracts, cash, securities, and/or any other property of Customer whatsoever and the proceeds thereof (collectively, the “Collateral”) at any time held by Morgan Stanley or its affiliates, or carried by others for the Account, hereby are pledged to Morgan Stanley and shall be subject to a general lien and security interest in Morgan Stanley’s favor to secure any indebtedness or other amounts, obligations and/or liabilities at any time owing from Customer to Morgan Stanley (collectively, the “Customer’s Liabilities”). Customer agrees to execute any documents reasonably required by Morgan Stanley for the perfection or negotiation of such general lien or security interest. Customer hereby grants Morgan Stanley the right, subject to compliance with Applicable Law, to borrow, pledge, repledge, hypothecate, rehypothecate, loan or invest any of the Collateral, including utilizing the Collateral to purchase United States Government Treasury obligations pursuant to repurchase agreements or reverse repurchase agreements with any party, in each case without notice to Customer and without any obligation to pay or to account to Customer for any interest, income or benefit that may be derived therefrom. The rights of Morgan Stanley set forth above shall be qualified by any applicable requirements for segregation of customers’ property under Applicable Law.

(g)	Reports and Objections. All confirmations, purchase and sale notices, correction notices and account statements (collectively, “Statements”) shall be submitted to Customer and absent manifest error shall be conclusive and binding on Customer unless Customer notifies Morgan Stanley of any objection thereto prior to the opening of trading on the contract market on which such transaction occurred on the business day following the day on which Customer receives such Statement; provided that, with respect to monthly Statements, Customer may notify Morgan Stanley of any objection thereto within five business days after receipt of such monthly Statement, provided the objection could not have been raised at the time any prior Statement was received by Customer as provided for above. Any such notice of objection, if given orally to Morgan Stanley, shall immediately (and no later than within one business day) be confirmed in writing by Customer.

(h)	Delivery Procedures; Options Allocation Procedure.

(i)	Customer will provide Morgan Stanley with instructions either to liquidate Contracts previously established by Customer, make or take delivery under any such Contracts, or exercise options entered into by Customer, within such time limits as may be reasonably specified by Morgan Stanley or as required by Applicable Law. Morgan Stanley shall have no responsibility to take any action on behalf of Customer or positions in the Account unless and until Morgan Stanley receives oral or written instructions reasonably acceptable to Morgan Stanley indicating the action Morgan Stanley is to take. Funds sufficient to take delivery pursuant to such Contract or deliverable grade commodities to make delivery pursuant to such Contract must be delivered to Morgan Stanley at such time as Morgan Stanley may reasonably require in connection with any delivery.

(ii)	Short option Contracts may be subject to exercise at any time. Exercise notices received by Morgan Stanley from the applicable contract market with respect to option Contracts sold by Customer may be allocated to Customer pursuant to a random allocation procedure, and Customer shall be bound by any such allocation of exercise notices. In the event of any allocation to Customer, unless Morgan Stanley has previously received instructions from Customer, Morgan Stanley’s sole responsibility shall be to use its best efforts to notify Customer of such allocation.

(iii)	If Customer fails to comply with any of the foregoing obligations in this section 6(h), Morgan Stanley may, in its commercially reasonable discretion, liquidate any open positions, make or receive delivery of any commodities or instruments, or exercise or allow the expiration of any options, in such manner and on such terms as Morgan Stanley, in its commercially reasonable discretion, deems necessary or appropriate, and Customer shall indemnify and hold Morgan Stanley harmless as a result of any action taken or not taken by Morgan Stanley in connection therewith or pursuant to Customer’s instructions.

(i)	Financial and Other Information. Customer shall provide to Morgan Stanley such financial information regarding Customer as Morgan Stanley may from time to time reasonably request. Customer shall notify Morgan Stanley immediately (and no later than within one business day) if the financial condition of Customer changes materially and adversely from that shown in the most recent financial information theretofore provided to Morgan Stanley. An investigation may be conducted pertaining to Customer’s credit standing and business. If Customer engages in exchange of futures for physical transactions, exchange of futures for swap transactions, or similar transactions, Customer agrees to provide Morgan Stanley, upon request, with documentation of the cash or swap transaction in commodities or securities underlying contracts associated with the transaction.

(j)	Currency Exchange Risk. Customer shall bear all risk and cost in respect of the conversion of currencies incident to transactions effected on behalf of Customer pursuant hereto.

(k)	Inactive Accounts. Customer acknowledges that Morgan Stanley may deactivate accounts with no trading activity and agrees to provide Morgan Stanley with any information and documents reasonably requested by Morgan Stanley in connection with Customer’s request to reactivate a closed account.

(l)	Cross-Trade Consent. The undersigned Customer hereby agrees that Morgan Stanley & Co. Incorporated, its managing directors, officers, employees, affiliates, agents and floor brokers where acting on Morgan Stanley & Co. Incorporated’s behalf, in any transaction for the undersigned Account may take the other side of the transaction, subject to the transaction being executed at the prevailing price and in accordance with the regulations of the applicable exchange and the rules and regulations of the CFTC.

(m)	Authorization to Transfer Funds. The undersigned Customer hereby expressly agrees that Morgan Stanley & Co. Incorporated may, until it receives a written notice of revocation with respect thereto, in its sole and absolute discretion and without prior notice to Customer, transfer any funds, securities, commodities, Contracts or other property from any Account maintained by Customer to any other account of Customer maintained by Morgan Stanley & Co. Incorporated or any of its affiliates. Such transfers may include transfers to or from any securities account of Customer from or to any commodity account of Customer (unless prohibited by Applicable Law). Morgan Stanley & Co. Incorporated will immediately (and no later than within one business day) confirm in writing each transfer of funds, securities, commodities, Contracts or other property pursuant hereto.

(n)	Give Up Transactions. Give-Ups. Absent a separate written agreement with Customer with respect to give-ups, Morgan Stanley, in its sole discretion, may, but shall not be obligated to, accept from other brokers Contracts executed by such brokers and to be given up to Morgan Stanley for clearance or carrying in any Account.

7.	Termination. This Agreement may be terminated at any time by Customer or Morgan Stanley by written notice to the other. In the event of such notice, Customer shall either close out open positions in the Account or arrange for such open positions to be transferred to another futures commission merchant. Upon satisfaction by Customer of all of Customer’s Liabilities, Morgan Stanley shall transfer to another futures commission merchant all Contracts, if any, then held for the Account, and shall transfer to Customer or to another futures commission merchant, as Customer may instruct, all cash, securities and other property held in the Account, whereupon this Agreement shall terminate. Termination of this Agreement shall not release any party from any liability or obligation incurred or arising from activities prior to such termination.

8.	Miscellaneous.

(a)	Severability. If any provision of this Agreement is, or at any time becomes, inconsistent with any present or future law, rule or regulation of any exchange or other market, sovereign government or regulatory or self-regulatory body thereof, and if any of these authorities have jurisdiction over the subject matter of this Agreement, the inconsistent provision shall be deemed superseded or modified to conform with such law, rule or regulation but in all other respects, this Agreement shall continue and remain in full force and effect.

(b)	Binding Effect. This Agreement shall be binding on and inure to the benefit of the parties and their successors. In the event that Morgan Stanley (i) merges with another entity, or (ii) ceases to be a FCM or (iii) is required by Applicable Law to transfer its Customer accounts to another FCM, Morgan Stanley shall have the right to transfer or assign this Agreement (and thereby the Account) to any successor entity or to another properly registered futures commission merchant in its sole and absolute discretion and without obtaining the consent of Customer. Notwithstanding the foregoing, in the event of items (ii) or (iii) immediately above, if permitted by Applicable Law and in the event that Morgan Stanley’s position would not be jeopardized thereby, Morgan Stanley will make reasonable efforts under the circumstances to consult Customer for its preference of FCM before assigning this Agreement.

(c)

Independent Investment Adviser. If Customer directs Morgan Stanley to accept trading instructions from an independent investment adviser (“Advisor”), unless otherwise agreed in writing, Customer hereby appoints such adviser as Customer’s agent for the purpose of receiving all communications, notices and requests for instructions related to this Agreement and the transactions effectuated pursuant to this Agreement, including, without limitation, margin calls and any trading information or advice (subject to Section 6(b) hereof). Advisor is authorized to access and use electronic services, facilities and information provided electronically, including but not limited to electronic trading systems, and on behalf of Customer, to agree to the terms and conditions regarding such use and to enter into electronic trading agreements. Customer hereby agrees to indemnify and hold Morgan Stanley harmless from and to pay Morgan Stanley promptly on demand any and all losses arising from Customer’s appointment of Advisor; Morgan Stanley shall be protected in continuing to act in reliance on the appointment of the Advisor until Morgan Stanley receives written notice thereof; and termination of the appointment of the Advisor shall not affect any liability in any way resulting from transactions initiated prior to such termination. This indemnity is in addition to (and in no way limits or restricts) any rights which Morgan Stanley may have under this Agreement and any other agreement or agreements between Morgan Stanley. Nothing in this Section 8(c) shall relieve Customer of any of its obligations under this Agreement.

(d)	Entire Agreement. This Agreement contains the entire agreement between the parties and supersedes any prior agreements between the parties as to the subject matter hereof. No provision of this Agreement shall in any respect be waived, altered, modified, or amended unless such waiver, alteration, modification or amendment is signed by the party against whom such waiver, alteration, modification or amendment is to be enforced.

(e)	Currency Denomination. Unless another currency is designated in the confirmations reporting transactions entered into by Customer, all margin deposits in connection with such transactions, and a debit or credit in the Account, shall be stated in United States dollars. By placing an order in a Contract settled in a particular currency (the “Contract Currency”), Customer agrees to convert to the Contract Currency funds sufficient to meet the applicable margin requirement. Customer acknowledges its awareness that accruals from trades in Contracts that are priced and settled in non-United States dollars will be held in Customer’s account in such non-United States dollar Contract Currency and will not be converted to United States dollars except upon Customer’s specific instructions to do so. Any conversions of currency shall be at a rate of exchange determined by Morgan Stanley, in its commercially reasonable discretion, on the basis of the then prevailing rates of exchange for such currencies.

(f)	Instructions, Notices or Communications. Except as specifically otherwise provided in this Agreement, all instructions, notices or other communications may be oral or written. Customer hereby waives any defense that such instruction, notice, or communication was not in writing. All oral instructions, unless custom and usage of trade dictate otherwise, shall be promptly confirmed in writing. All written instructions, notices or other communications shall be addressed as follows:

(i)	if to Morgan Stanley:
Morgan Stanley & Co. Incorporated
One New York Plaza, 7th Floor
New York, New York 10004
Attention: Commodity Operations Manager

(ii)	if to Customer, at the address as indicated on the Commodity Account Application.

(g)	Rights and Remedies Cumulative. All rights and remedies arising under this Agreement as amended and modified from time to time are cumulative and not exclusive of any rights or remedies which may be available at law or otherwise.

(h)	No Waiver. Neither party’s failure to exercise, delay in exercising, single exercise or partial exercise of any contractual right under this or any other agreement, for Contracts or any other product, on any occasion or series of occasions is or implies waiver of any contractual right under any course of dealing theory or otherwise, and does not preclude any other future exercise, delayed exercise or partial exercise of any contractual right hereunder.

(i)	Governing Law. THE INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND THE RIGHTS, OBLIGATIONS AND REMEDIES OF THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CHOICE OF LAW.

(j)	Consent to Jurisdiction. ANY LITIGATION BETWEEN MORGAN STANLEY AND CUSTOMER RELATING TO THIS AGREEMENT OR TRANSACTIONS HEREUNDER SHALL TAKE PLACE IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. CUSTOMER CONSENTS TO THE SERVICE OF PROCESS BY THE MAILING TO CUSTOMER OF COPIES OF SUCH COURT FILING BY CERTIFIED MAIL TO THE ADDRESS OF CUSTOMER AS IT APPEARS ON THE BOOKS AND RECORDS OF MORGAN STANLEY, SUCH SERVICE TO BE EFFECTIVE TEN DAYS AFTER MAILING. CUSTOMER HEREBY WAIVES IRREVOCABLY ANY IMMUNITY TO WHICH IT MIGHT OTHERWISE BE ENTITLED IN ANY ARBITRATION, ACTION AT LAW, SUIT IN EQUITY OR ANY OTHER PROCEEDING ARISING OUT OF OR BASED ON THIS AGREEMENT OR ANY TRANSACTION IN CONNECTION HEREWITH.

(k)	Waiver of Jury Trial. CUSTOMER AND MORGAN STANLEY EACH HEREBY WAIVES A TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION IN CONNECTION THEREWITH.

(l)	Consent to Delivery of Electronic Statements. The CFTC permits a customer to receive daily and monthly statements for its commodity futures accounts by electronic mail in lieu of ordinary mail, subject to obtaining customer consent. ClientLink, an Internet-based system which has been develop by Morgan Stanley, will deliver these statements to you at no additional cost, if you wish to receive them by electronic mail. Customer should be aware of the following: (i) your consent, if given, will be effective upon receipt by Morgan Stanley; (ii) you may revoke your consent at any time by written notice of revocation to Morgan Stanley which will be effective upon receipt by Morgan Stanley; and (iii) any electronic mail statement will be accessible to you on ClientLink for five business days following its initial posting, so please print out and retain the statement in hard copy form for your use thereafter if you so wish. To indicate your consent to receiving electronic statements in lieu of ordinary mail, please initial the appropriate boxes below.

Customer hereby consents to receiving daily statements with respect to its Commodity Futures Accounts via ClientLink in lieu of ordinary mail.

Customer hereby consents to receiving monthly statements with respect to its Commodity Futures Accounts via ClientLink in lieu of ordinary mail.

(m)	Customer Acknowledgements. (please initial all applicable boxes)

(i)	If Customer has indicated on the Commodity Futures Account Application that orders placed for the Account represent bona fide hedging transactions, please complete the following. You should note that CFTC Regulation §190.06 permits you to specify whether, in the unlikely event of Morgan Stanley’s bankruptcy, you prefer the bankruptcy trustee to liquidate all positions in the Account. Accordingly, Customer hereby elects as follows: (please initial):

Liquidate	Not Liquidate

If neither alternative is initialed, Customer will be deemed to have elected to have all positions liquidated. This election may be changed at any time by written notice.

(ii)	Customer hereby represents and warrants that it is qualified under CFTC Rule 1.55(f) and Morgan Stanley is not required to furnish the specified risk disclosure statement (please initial):

No Risk Disclosure Statement Required

(iii)	CUSTOMER HEREBY ACKNOWLEDGES THAT IT HAS RECEIVED AND UNDERSTANDS THE FOLLOWING DISCLOSURE STATEMENT PRESCRIBED BY THE CFTC AND FURNISHED HEREWITH.

Risk Disclosure Statement for Futures Options

(Appendix A to CFTC Rule 1.55(c) transcribed in full on pages 1 - 3 of Booklet 2 - Risk Disclosure Statements)

IN WITNESS WHEREOF, Customer has executed this Agreement on the date indicated below.

Demeter Management Corporation on behalf of each Customer listed on Schedule A, severally and not jointly

By:	/s/ Walter Davis	July 23, 2007
(Date)

Walter Davis, President
(Please Print Name and Title)

Schedule A

Morgan Stanley Managed Futures Altis I, LLC	20-8528951

Morgan Stanley Managed Futures Aspect I, LLC	20-8852411

Morgan Stanley Managed Futures Blenheim I, LLC	20-8528957

Morgan Stanley Managed Futures Chesapeake I, LLC	20-8852501

Morgan Stanley Managed Futures Cornerstone I, LLC	20-8852546

Morgan Stanley Managed Futures DKR I, LLC	20-8529012

Morgan Stanley Managed Futures Kaiser I, LLC	20-8852620

Morgan Stanley Managed Futures Transtrend I, LLC	20-8529012

Morgan Stanley Managed Futures Transtrend II, LLC	20-8529352

Morgan Stanley Managed Futures WCM I, LLC	20-8852756